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                                                                    EXHIBIT 3.64

                                     BYLAWS

                                       OF

                         MIDWEST CLAIMS PROCESSING, INC.

                                   ARTICLE I
                                     OFFICES

            SECTION 1. PRINCIPAL OFFICE. The principal office of this Corporation shall be in the State of Illinois at such location as shall be designated by the Board of Directors. The Corporation may have such additional offices, either within or without the State of Illinois, as the Board of Directors from time to time may determine.

            SECTION 2. REGISTERED OFFICE. The Corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with such registered office, but need not be identical with the principal office in the State of Illinois, and the same may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                                  SHAREHOLDERS

            SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders shall be held within the first three months of the calendar year for the purpose of electing all of the directors and for the transaction of such other business as may properly be brought before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the date designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

            SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, by the Board of Directors or by the holders of not less than one-fifth of all of the outstanding shares of the Corporation, for the purpose or purposes stated in the call of the meeting.

            SECTION 3. PLACE OF MEETINGS. Any annual meeting or any special meeting shall be held at the principal office of the Corporation in Illinois or at such other place, either within or without the State of Illinois, as from time may be designated by the Board of Directors and specified in the notice of such meeting or in a duly executed waiver of notice thereof. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Illinois, except as otherwise provided in Section 5 of this Article.

            SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than
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forty (40) days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty (20) nor more than forty (40) days before the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

            SECTION 5. MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, whether within or without the State of Illinois, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

            SECTION 6. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed (i) if five (5) days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (i) by all of the shareholders entitled to vote with respect to the subject matter thereof Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of the Business Corporation Act if such action had been voted on by the shareholders at a meeting thereof, the certificate fled shall state, in lieu of any statement required concerning any vote of shareholders, that written consent has been given in accordance with the provisions of the Business Corporation Act and that written notice has been given as provided in this Section.

            SECTION 7. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period which shall not exceed sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days, or in the case of a merger or consolidation, at least twenty (20) days, immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholder, such date in any case to be not more than sixty
(60) days and, for a meeting of shareholders, not less than ten (10) days, or in the case of a merger or consolidation, not less than twenty (20) days, immediately preceding such meeting. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a

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dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

            SECTION 8. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer books, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

            SECTION 9. QUORUM. A majority of the outstanding shares of the Corporation, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting which was initially convened by a quorum, a majority of the shares so represented may adjourn the meeting time from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number of voting by classes is required by law or the Articles of Incorporation or these Bylaws.

            SECTION 10. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

            SECTION 11. VOTING OF SHARES. Each shareholder shall be entitled to one vote for each share he owns upon each matter submitted to vote at a meeting of shareholders, unless otherwise provided in the Articles of Incorporation.

            SECTION 12. SHAREHOLDER APPROVAL. The following transactions shall be approved by a two-thirds vote of the outstanding shares entitled to vote:

            (a) incurring debt of One Hundred Thousand and no/100 ($100,000.00) Dollars or more;

            (b)   entering long-term lease agreements;

            (c) capital purchases in excess of Twenty-Five Thousand and no/100 ($25,000.00) Dollars;

            (d) entering into any contractual agreement which obligates the Corporation in an amount greater than Five Hundred Thousand and no/100

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                  ($500,000.00) Dollars, or which obligates the Corporation to arrange for services worth more than Five Hundred Thousand and no/100 ($500,000.00) Dollars in a twelve-month period;

            (e) altering, amending or repealing the Articles of Incorporation or the Bylaws of the Corporation;

            (f)   adopting the annual budget;

            (g) selling, leasing, exchanging, mortgaging, pledging, or otherwise disposing of all or substantially all of the property and assets of the Corporation;

            (h)   authorizing distributions;

            (i) authorizing or approving the issuance or sale, or contract for sale of shares or determining the designation and relative rights, preferences and limitations of a series of shares;

            (j) granting compensation to Directors of the Corporation and determining the amount of that compensation.

            SECTION 13. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

            SECTION 14. VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                   ARTICLE III
                                    DIRECTORS

            SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

            SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be three (3). Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of the-state of Illinois and, except as hereinafter provided, need not be shareholders of the Corporation. The number of directors may be increased or decreased from time to time by the amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent director.

            SECTION 3. REMOVAL OF DIRECTORS. Any director may be removed from office with or without cause, at a meeting of shareholders by the vote or written consent of the holders of a majority of the outstanding shares of the Corporation then entitled to vote at an

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election of directors. No director shall be removed unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors as named in the notice.

            SECTION 4. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, such meeting shall be held on the next succeeding business day.

            SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any director. Special meetings shall be held at the principal office of the Corporation unless all of the directors consent in writing to the holding of the meeting at another location, in which case, such special meeting may be held at any place, either within or without the State of Illinois, as shall be consented to by all of the directors.

            SECTION 6. NOTICE. Written notice of any special meeting of directors shall be given by mail, by personal delivery or telegram at least three (3) days prior to the meeting to each director at this business address, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company.

            Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

            SECTION 7. QUORUM. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that if there shall be a vacancy in any of the directorate positions fixed by these Bylaws, a majority of the number of the filled directorate positions shall constitute a quorum for transaction of business at any meeting of the Board of Directors, and provided further that if less than a quorum - of directors are present at a meeting which was initially convened by a quorum, a majority of the directors present may adjourn the meeting at any time without further notice.

            Unless specifically prohibited by the Articles of Incorporation, members of the Board of Directors or of any committee of the Board may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.

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Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

            SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, these Bylaws, or the Articles of Incorporation.

            SECTION 9. RESIGNATION. Any director may resign at any time by giving written notice to the President or to the Secretary. The resignation of any director shall take effect at the time specified in such notice.

            SECTION 10. VACANCIES. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by election only at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

            SECTION 11. MEETING OF ALL DIRECTORS. If all of the directors shall meet at any time and place and shall consent in writing to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken. . I

            SECTION 12. INFORMAL ACTION BY DIRECTORS. Unless specifically prohibited by the Articles of Incorporation or Bylaws, any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

            SECTION 13. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. By resolution of the Board of Directors, irrespective of any personal interest of any of the members, the directors may be paid their expenses, if any, of attendance at each meeting of the Board. No such payment previously mentioned in this section shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

            SECTION 14. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall

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forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

            SECTION 15. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the number of directors, may designate two or more directors to constitute one or more committees, which committees, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, except as otherwise required by law, and provided such committee shall not have the authority of the Board of Directors in reference to the following actions:

                  (1)   authorizing distributions;

                  (2) approving or recommending to shareholders any act required to be approved by the shareholders;

                  (3) filling vacancies on the Board of Directors or any of its committees;

                  (4) electing or removing officers or fixing the compensation of any members of the committee;

                  (5)   adopting, amending or repealing the Bylaws;

                  (6) approving a plan of merger not requiring shareholder approval;

                  (7) authorizing or approving reacquisition of shares, except according to a general formula or method prescribed by the Board of Directors;

                  (8) authorizing or approving the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences and limitations of a series of shares, except that the Board of Directors may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan;

                  (9)   amending the Articles of Incorporation;

                  (10) adopting a plan of consolidation with another corporation or corporations;

                  (11) recommending to the shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property and assets of the Corporation;

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                  (12)  recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof or

                  (13) amending, altering, repealing or taking action inconsistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

            The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, Vacancies in the membership of a committee shall-be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Committees shall keep regular minutes of their proceedings and report the same to the Board when required.

                                   ARTICLE IV
                                    OFFICERS

            SECTION 1. NUMBER. The officers of the Corporation shall be a Chairman, President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, a Secretary, and such assistant treasurers, assistant secretaries or other officers as may be elected by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

            SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

            SECTION 3. REMOVAL. Any officer or agent of the Corporation elected or appointed by the Board of Directors may be removed by the Board of Directors for any reason, or no reason, whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

            SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall:

            (a) preside at all meetings of the Board and at all meetings of the shareholders;

            (b) subject to such limitation as may be proposed by the Board, have general and active supervision over the property, business and affairs of the Corporation;

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            (c)   serve as ex-officio, non-voting member of all Board Committees of which he is not otherwise a member; and

            (d) exercise and perform such other powers and duties as may from time to time be prescribed by the Board of Directors and these Bylaws.

            SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

            SECTION 6. PRESIDENT. The President shall be the principal executive officer of the Corporation. Subject to the direction and control of the Board of Directors, he shall be in charge of the business of the Corporation; he shall see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and, in general, he shall discharge all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these Bylaws, he may execute for the Corporation certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any assistant secretary or any other officer thereunto authorized by the Board of Directors, according to the requirements of the Corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the Corporation by the Board of Directors.

            SECTION 7. THE VICE PRESIDENTS. The Vice President (if any or, in the event there be more than one Vice President, each of the Vice Presidents) shall assist the President in the discharge of his duties as the President may direct and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors or in the absence of any designation, then in the order of seniority of tenure as Vice President) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these Bylaws, the Vice President (or each of them if there are more than one) may execute for the Corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any assistant secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

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            SECTION 8. THE TREASURER. The Treasurer shall be the principal accounting and financial officer of the Corporation. He shall:

            (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation;

            (b) have charge and custody of all funds and securities of the Corporation; and be responsible therefor and for the receipt and disbursement thereof; and

            (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

            SECTION 9. THE SECRETARY. The Secretary shall:

            (a) record the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose;

            (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

            (c) be custodian of the corporate records and, if the Corporation has a corporate seal, of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws;

            (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

            (e) sign with the President or a Vice President, or any other office thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors of these Bylaws;

            (f) have general charge of the stock transfer books of the Corporation; and

            (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

            SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to

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them by the Treasurer or the Secretary, respectively, or by the President or the
Board of Directors. The assistant secretaries may sign with the President, or a Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors of these Bylaws.

            SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE V
                      CONTRACTS, LOANS. CHECKS AND DEPOSITS

            SECTION 1. CONTRACTS. Subject to Article II, Section 12 of these Bylaws, the Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

            SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution, of the Board of Directors and if required by Article II, Section 12 of these Bylaws, approved by a two-thirds (2/3rds) vote of the shareholders. Such authority may be general or confined to specific instances.

            SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

            SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                   ARTICLE VI
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

            SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an assistant secretary and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and call of shares (with designation of series, if any), the date of issue, and that the Corporation is organized under Illinois law. If the Corporation is authorized and does issue shares of more than one class or of series within a class, the certificates shall also contain such information or statement as may be required by law.

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            SECTION 2. TRANSFER OF SHARES. The name and address of each shareholder, the number and class of shares held and the date on which these certificates for the shares were issued shall be entered on the books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards of the Corporation. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall finish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 3 below with respect to lost certificates.

            SECTION 3. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost, destroyed or mutilated, the Board of Directors may, in its discretion, except as may be required by law, direct that a new certificate be issued upon such reasonable terms and indemnity to the Corporation as the Board of Directors under the-circumstances surrounding the loss, destruction or mutilation of the certificate may prescribe.

                                   ARTICLE VII
                                   FISCAL YEAR

            The fiscal year end of the Corporation shall be September 30.

                                  ARTICLE VIII
                                    DIVIDENDS

            The Board of Directors may, upon shareholder approval under Article 11, Section 12 of these Bylaws, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE IX
                                      SEAL

            The Board of Directors shall provide an official 'seal of the Corporation which shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Illinois." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                    ARTICLE X
                                WAIVER OF NOTICE

            Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Business Corporation Act of the State of Illinois, or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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                                   ARTICLE XI
                           INDEMNIFICATION OF OFFICERS

            SECTION 1. The Corporation shall have power to indemnify any person who has or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            SECTION 2. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

            SECTION 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim; issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            SECTION 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 and 2. The Corporation shall have the power to pay in advance sums for which indemnification could

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be provided under Sections 1 and 2 upon a determination that the director, officer, employee or agent will be entitled to such indemnification in the circumstances because he has met, or will meet, the applicable standard of conduct set forth in Sections 1 and 2. Such determinations shall be made:

            (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

            (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

            (c)   by the shareholders.

            SECTION 5. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            SECTION 6. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this article.

                                   ARTICLE XII
                                   AMENDMENTS

            These Bylaws may be adopted, altered, amended or repealed and new Bylaws may be adopted only by the vote or written consent of two-thirds (2/3rds) of the outstanding shares entitled to vote. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or the Articles of Incorporation.

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